Exhibit 1.1

Columbia Equity Trust, Inc.

(a Maryland corporation)

[                    ] Shares of Common Stock

Form of Underwriting Agreement

June   , 2005

Wachovia Capital Markets, LLC
Robert W. Baird & Co. Incorporated
As Representatives of the several Underwriters
c/o Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, Maryland 21202

     Ladies and Gentlemen:

     Columbia Equity Trust, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom you are acting as representatives (collectively, the “Representatives”), an aggregate of                    shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and, at the election of the underwriters, up to an additional                    shares of Common Stock (the “Option Shares”) to cover over-allotments, if any. The Underwritten Shares to be purchased by the Underwriters and all or any part of the Option Shares are hereinafter called, collectively, the “Shares.”

     At the Closing Date (as hereinafter defined), the Company and Columbia Equity, LP, a Virginia limited partnership (the “Operating Partnership”), will complete a series of transactions described in the Prospectus (as hereinafter defined) under the captions “Prospectus Summary — Formation Transactions;” and “Formation Transactions” (such transactions, the “Formation Transactions”). As part of the Formation Transactions, the Company will contribute the net proceeds from the public offering of the Shares to the Operating Partnership in exchange for general and limited partnership units in the Operating Partnership (the “OP Units”), and the Operating Partnership will issue OP Units to the Company. For purposes of this agreement, subsidiary or subsidiaries shall mean each direct or indirect subsidiary of the Company, including without limitation, the Operating Partnership, and the entities contributed to the Operating Partnership pursuant to the Formation Transactions.

     The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after the Registration Statement becomes effective and this Agreement has been executed and delivered.

     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-11 (File No. 333-122644) that includes a prospectus relating to the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective, and any information deemed, pursuant to Rule 430A under the Securities Act, to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement;” and as used herein, the term “Preliminary Prospectus” means any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term “Prospectus” means the prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act. The Company also may file a related registration statement with the Commission pursuant to Rule 462(b) of the Securities Act for the purpose of registering certain additional shares of Common Stock, which registration statement will be effective upon filing with the Commission. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “462(b) Registration Statement,” and the term Registration Statement shall include any Rule 462(b) Registration Statement.

     2. Purchase of the Shares by the Underwriters.

     (a) The Company agrees to issue and sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price of $                    per share (representing a public offering price of $                    per share, less an underwriting discount of $                    per share) (the “Purchase Price”).

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties made herein, the Company hereby grants to the underwriters an option to purchase, severally and not jointly, up to                    Option Shares at the Purchase Price. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares. The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in no more than two parts, on or before the thirtieth (30th) day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof).

     (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Bass, Berry & Sims PLC, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103 at 10:00 a.m. New York City time on ___, 2005, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is referred to herein as the “Additional Closing Date.”

     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of Wachovia Capital Markets, LLC (address set forth above) not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

     3. Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter that:

     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership makes no representation or warranty with respect to any statement contained in any Preliminary Prospectus, or any amendments or supplements thereto, in reliance upon and in conformity with the information furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in any Preliminary Prospectus, or any amendments or supplements thereto (that information being limited to that described in the last sentence of Section 6(b) hereof).

     (b) Registration Statement and Prospectus. Each of the Registration Statement and any Rule 462(b) Registration Statement filed prior to the date hereof has been declared effective by the Commission. The Company has, to the knowledge of the Company and the Operating Partnership, complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information that the Company has received as of the date hereof. No order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission and no proceeding for that purpose has been initiated or, to the Company’s and the Operating Partnership’s knowledge, threatened by the Commission; the Registration Statement, any Rule 462(b) Registration Statement and any amendments thereto, as of the applicable effective date complied in all material respects with the Securities Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company and the Operating Partnership make no representations and warranties with respect to any statement contained in the Registration Statement or any Rule 462(b) Registration Statement, or any amendments or supplements thereto, in reliance upon and in conformity with the information furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or any Rule 462(b) Registration Statement, or any amendments or supplements thereto (that information being limited to that described in the last sentence of Section 6(b) hereof); and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representations and warranties with respect to any statement contained in the Prospectus, or any amendments or supplements thereto, in reliance upon and in conformity with the information furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Prospectus, or any amendments or supplements thereto (that information being limited to that described in the last sentence of Section 6(b) hereof).

     (c) Financial Statements. The financial statements and the related notes thereto of the Company and its subsidiaries (which, for all purposes of this Agreement, shall include the Operating Partnership and the Company’s accounting predecessor (the “Predecessor”)) (the “Company Financial Statements”), and the financial statements of certain of the initial properties as defined in the Prospectus (the “Acquisition Properties”), required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act. The Company Financial Statements present fairly the financial position of the Predecessor, the Company and its subsidiaries to which such financial statements relate as of the dates indicated and the statements of their operations and cash flows and equity for the periods specified, and the Acquisition Financial Statements present fairly the revenues and certain expenses of the Acquisition Properties for the periods specified; all such financial statements have been prepared in conformity with generally accepted accounting principles, as applied in the United States (“GAAP”) and on a consistent basis throughout the periods covered thereby (except as may be expressly stated in the related notes thereto), and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial information included in the Registration Statement and the Prospectus under the captions “Summary-Summary Financial Data,” “Selected Financial Data” and “Capitalization” has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and the unaudited pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus complies in all material respects with the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable.

     (d) No Material Adverse Change. Since the date of the most recent Company Financial Statements included in the Registration Statement and the Prospectus, except as described in the Registration Statement, Prospectus, Rule 462(b) Registration Statement or the Preliminary Prospectus: (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any change that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations or prospects of the Company and its subsidiaries taken as a whole (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”) or any development that could reasonably be expected to result in a Material Adverse Change; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, not in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, in each case that is material to the Company and its subsidiaries taken as a whole.

     (e) Organization and Good Standing. The Company and each of its subsidiaries, including the Operating Partnership, have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified as a foreign entity to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have the requisite power and authority to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

     (f) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization;” all the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or other similar rights under the organizational documents of the Company or under any agreement to which the Company or any of its subsidiaries is a party; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable except as otherwise described in the Registration Statement and the Prospectus, and are owned directly or indirectly by the Company, except as otherwise described in the Registration Statement and the Prospectus, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except as otherwise described in the Registration Statement and the Prospectus. The description of the Company’s 2005 Equity Compensation Plan and the options, LTIP units or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be disclosed with respect to such plan, options, LTIP units and other rights.

     (g) Due Authorization. The Company and the Operating Partnership each has full right, power and authority to execute and deliver this Agreement and, as applicable, the agreements listed on Schedule 2 hereto in connection with the Formation Transactions (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder.

     (h) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and duly delivered by the Company against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable; and the issuance of the Shares is not subject to any preemptive or other similar rights under the organizational documents of the Company or under any other agreement to which the Company or any of its subsidiaries is a party. The Company’s Articles of Amendment and Restatement and Amended and Restated Bylaws and the Operating Partnership’s Amended and Restated Agreement of Limited Partnership conform in all material respects to all of the respective statements relating thereto contained in the Prospectus.

     (i) Transaction Documents. Each Transaction Document has been duly authorized by the Company and the Operating Partnership and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute the valid and legally binding agreement of the Company (to the extent a party thereto) and the Operating Partnership (to the extent a party thereto), enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general equitable principles, and except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof.

     (j)   [Intentionally Left Blank]

     (k) No Violation or Default. Neither the Company, the Operating Partnership nor, to the knowledge of the Company and the Operating Partnership, any of its subsidiaries is (i) in violation of its articles of incorporation or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (l) No Conflicts. The execution, delivery and performance by the Company and the Operating Partnership (where applicable) of each of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents and this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would cause a breach or violation), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

     (m) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Operating Partnership of this Agreement and each of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents and this Agreement, except for the registration of the Shares under the Securities Act and the Securities Exchange Act of 1934, as amended, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable securities laws and by the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriters and approvals by the New York Stock Exchange.

     (n) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, any of its subsidiaries or any of its officers or directors, is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the knowledge of the Company and the Operating Partnership, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described.

     (o) Independent Accountants. Deloitte & Touche LLP, who has audited certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act.

     (p) Pending Investments. There are no contracts or agreements with respect to the direct or indirect acquisition or disposition by the Company or any of its subsidiaries of interests in assets or real property required to be described in the Prospectus which are not already so described.

     (q) Title to Real and Personal Property. Upon consummation of the Formation Transactions, (i) the Company and its subsidiaries, including the Operating Partnership, will have good and marketable title in fee simple (or through a joint venture or other partnership or limited liability company) to, or a valid leasehold interest in, all real property described in the Prospectus as owned (or to be owned upon consummation of the Formation Transactions) or leased by them (the “Real Property”), and good and marketable title to all personal property owned by them (or to be owned upon the consummation of the Formation Transactions) that are material to the business of the

Company or the Operating Partnership, in each case free and clear of all liens, encumbrances and defects, except as described in the Prospectus or such as could not reasonably be expected to result in a Material Adverse Effect; and any real property, buildings and equipment held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (the “Leases”) with such exceptions as are disclosed in the Prospectus or such as could not reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such Real Properties, personal property or Leases or affecting or questioning the rights of the Company or any such subsidiary to the continued ownership, lease, possession or occupancy of such Real Properties, personal property or Leases, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under the leases, if any, pursuant to which the Company or any of its subsidiaries leases (as lessor) any of the Real Properties (whether directly or indirectly through other partnerships, limited liability companies, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such Real Properties, except as disclosed in the Prospectus; (iv) each of the Real Properties of the Company or any of its subsidiaries has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) each of the Real Properties of the Company or any of its subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) each of the Real Properties of the Company or any of its subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failure to comply which would not, either individually or in the aggregate, reasonably be expected have a Material Adverse Effect; (vii) all of the Leases are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such Leases or in any other default thereunder and neither the Company nor any of its subsidiaries knows of an event which, with the passage of time or the giving of notice or both, would constitute a default under any such Lease, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (viii) there is no pending or, to the knowledge of the Company or its subsidiaries, threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to any Real Property, except such proceedings or actions that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (r) Title Insurance. Upon completion of the Formation Transactions, the Company and its subsidiaries (whether directly or indirectly through the partnerships, limited liabilities companies or joint ventures that own the Real Properties) will have either (i) an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any Real Property, by the Company or its subsidiaries, that insures the fee or leasehold interest, as the case may be, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that the Company believes are generally commercially reasonable in the markets where the Company’s (and its subsidiaries) properties are located, or (ii) one or more lender’s title insurance policies insuring the lien of the mortgages encumbering the Real Property with coverages, in the aggregate, equal to the maximum aggregate principal amount of indebtedness incurred by the Company or its subsidiaries and secured by the Real Property, except in the case of (i) and (ii) above, the failure to have such policies would not reasonably be expected to have a Material Adverse Effect.

     (s) Insurance Coverage. The Company and each of its subsidiaries (whether directly or indirectly through the partnerships, limited liability companies or joint ventures that own the Real Properties) are insured (or upon completion of the Formation Transactions will be insured) by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate for the businesses in which they are engaged; to the knowledge of the Company and its subsidiaries; all policies of insurance insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments, except where such non-compliance could reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such coverage; and neither the Company nor any of its subsidiaries has any reason to believe that it shall not be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect, except as set forth in the Prospectus.

     (t) Title to Intellectual Property. The Company and its subsidiaries (whether directly or indirectly through the partnerships, limited liability companies or joint ventures that own the Real Properties) own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

     (u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

     (v) Investment Company Act. Each of the Company and the Operating Partnership is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

     (w) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that, individually or in the aggregate, would have a Material Adverse Effect.

     (x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of the Real Properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

     (y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened.

     (z) Compliance with Environmental Laws. Except to an extent that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Prospectus: (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other owners of the Real Property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from any Real Property, other than by any such action taken in material compliance with all applicable Environmental Statutes (as hereinafter defined) or by the Company, any of its subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (ii) the Company and its subsidiaries do not intend to use the Real Property or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in material compliance with all applicable Environmental Statues or by the

Company, any of its subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (iii) the Company and the Operating Partnership do not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials from the Real Property into waters on or adjacent to the Real Property or from the Real Property onto any real property owned or occupied by any other party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters other than in material compliance with Environmental Statutes; (iv) neither the Company nor any of its subsidiaries has received any notice of, or has knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any U.S. federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or arising out of the conduct of the Company or any of its subsidiaries, including without limitation a claim under or pursuant to any Environmental Statute (as hereinafter defined); and (v) neither the Real Property is included nor, to the Company’s or the Operating Partnership’s knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by United States Environmental Protection Agency (the “EPA”) or, to the Company’s or to the Operating Partnership’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority.

     As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any U.S. federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any governmental authority.

     (aa) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to or by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has, in all material respects, been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption or transactions that would not subject the Company or any of its affiliates to an excise tax or civil penalty in a material amount; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

     (bb) Compliance with ADA. The Company and its subsidiaries and each Real Property are currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, as amended, except for any such non-compliance that would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

     (cc) Internal Control over Financial Reporting. The Company and its subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (dd) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (ee) Offering Material. The Company and the Operating Partnership and each of their subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Underwritten Shares, will not distribute, any offering material in connection with the offering of the Shares other than the Registration Statement, the Prospectus or any other materials permitted by the Securities Act.

     (ff) No Restrictions on Subsidiaries. Except as described in the Registration

Statement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

     (gg) No Broker’s Fees. Except as described in the Registration Statement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

     (hh) No Registration Rights. Except as described in the Prospectus, no person has the right to require the Company or any of its subsidiaries to file a registration statement to register any securities of the Company or the Operating Partnership, owned or to be owned by such person, or to require the Company or the Operating Partnership to include such securities with securities being registered pursuant to any other registration statement being filed by the Company or the Operating Partnership under the Securities Act.

     (ii) No Stabilization. The Company and the Operating Partnership have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

     (jj)   [Intentionally Left Blank]

     (kk) Statistical and Market Data. Nothing has come to the attention of the Company or the Operating Partnership that has caused the Company or the Operating Partnership to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

     (ll) Sarbanes-Oxley Act. Upon the Company’s registration under Section 12(b) of the Exchange Act, the Company and each of the Company’s directors and officers, in their capacities as such, shall be in full compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

     (mm) REIT Election. The Company will properly and timely elect to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) commencing with the taxable year ending December 31, 2005 and the Company will be organized and operated in conformity with the requirements for qualification as a REIT under the Code and the proposed method of operation of the Company and its subsidiaries will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code; the Operating Partnership is treated as a partnership for U.S. federal income tax purposes and not as a corporation or association taxable as a corporation; and the Company currently intends to continue to qualify as a REIT under the Code for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time.

     (nn) Transactions Involving Operating Partnership Units. All outstanding OP Units issued or to be issued in connection with the Formation Transactions have been duly authorized by the Operating Partnership and the Company, in accordance with the Partnership Agreement of the Operating Partnership, and upon issuance, will be validly issued, fully paid and non assessable. Upon completion of the offering of the Shares and the Formation Transactions, the Company will be the holder of OP Units in the percentage described in the Prospectus, and the Company will hold the sole general partnership interest in the Operating Partnership. To the Company’s knowledge, all OP Units issued to persons other than the Company or its subsidiaries shall have been duly offered and issued in transactions exempt from registration under the Securities Act and any applicable state securities laws.

     (oo) New York Stock Exchange Listing. The Securities have been approved for listing, upon official notice of issuance, on the New York Stock Exchange (the “NYSE”).

     4. Further Agreements of the Company. The Company and the Operating Partnership covenant and agree with each Underwriter that:

     (a) Registration Statement. The Company, if required, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement if it has not already been paid by the Company or give irrevocable instructions for the payment of such fee. The Company will timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below), and the Company will furnish copies of the Prospectus to the Underwriters in prior to 10:00 a.m., New York City time, on the second business day after the date of this Agreement in such quantities and at such locations as the Representatives may reasonably request.

     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the

Representatives, a copy of the signed Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with sales of the Shares by any Underwriter or dealer.

     (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, or if the Company has elected to rely upon Rule 462(b), to any Rule 462(b) Registration Statement, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably object.

     (d) Notice to the Representatives. The Company will advise the Representatives promptly, and, if requested by the Representatives, confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement, the Rule 462(b) Registration Statement, or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

     (e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Company will immediately notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended and supplemented, will comply with law.

     (f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date of the Registration Statement” (as defined in Rule 158).

     (h) Clear Market. For a period of 180 days after the date of the initial public offering of the Shares (the “Lock-Up Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder, any shares of Common Stock of the Company issued in connection with awards granted under the 2005 Equity Compensation Plan, and any securities issued in connection with any acquisition of property or a controlling interest in a business, provided that such securities are subject to the Lock-Up Period previously set forth for the Company during such Lock-Up Period. Notwithstanding the foregoing, in the event that either (x) during the last 15 calendar days plus 3 business days before the Lock-Up Period expires, the Company issues an earnings release (or material news or a material event relating to the Company occurs) or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this subparagraph shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date of the earnings release or the material news or material event occurs.

     (i) Use of Proceeds. The Company will apply, and will cause the Operating Partnership to apply, the net proceeds from the sale of the Shares as described in the Prospectus under the heading “Use of Proceeds.”

     (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

     (k) Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NYSE.

     (l) Reports. For a period of three years from the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares that are not accessible via EDGAR.

     (m) REIT Status. Until the Board of Directors determines otherwise, the Company will continue to use its best efforts to meet the requirements to qualify as a REIT under the Code.

     (n) Internal Control Over Financial Reporting. The Company shall put in place and maintain a system of internal and financial accounting controls sufficient to provide reasonable assurance that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (o) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

     5. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and Operating Partnership of their covenants and other obligations hereunder and to the following additional conditions:

     (a) Registration Compliance; No Stop Order. The Registration Statement, shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 p.m., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

     (b) Representations and Warranties. The representations and warranties of the Company and the Operating Partnership contained herein shall be true and correct on the date hereof and on and as of the Closing Date and any Additional Closing Date, as the case may be; and the statements of the Company and the Operating Partnership and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

     (c) Formation Transactions. On the Closing Date, each of the Transaction Documents shall have been executed by the Company and the Operating Partnership (to the extent a party thereto) and shall be in full force and effect.

     (d) No Material Adverse Change. Between the execution and delivery of this Agreement and the Closing Date or the relevant Additional Closing Date, there shall not have been any Material Adverse Change, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

     (e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date and any Additional Closing Date, as the case may be, certificates of duly authorized officers of the Company and the Operating Partnership, reasonably satisfactory to the Representatives confirming that (i) such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation set forth in Section 3(b) hereof is true and correct, (ii) that the other representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct and that the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Additional Closing Date and (iii) to the effect set forth in paragraphs (a), (b), (c) and (d) of this Section 5.

     (f) Comfort Letters. On the date of this Agreement, the Closing Date and any Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

     (g) Opinion of Counsel for the Company. Venable LLP, special Maryland counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and any Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto. Hunton &

Williams, LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters in form and substance reasonably satisfactory to the Representatives to the effect set forth in Annex B hereto. Hunton & Williams, LLP shall have furnished to the Representatives, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters in form and substance reasonably satisfactory to the Representatives, with respect to federal income tax matters to the effect set forth in Annex C hereto.

     (h) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date and any Additional Closing Date, as the case may be, an opinion of Bass, Berry & Sims PLC, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date and any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

     (j) Good Standing. The Representatives shall have received on and as of the Closing Date and any Additional Closing Date, as the case may be, reasonably satisfactory evidence of the good standing of the Company, its subsidiaries and the Operating Partnership in their respective jurisdictions of organization and their reasonably satisfactory evidence of good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

     (k) NYSE Listing. The Securities to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

     (l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Annex D hereto, between you and the officers and directors of the Company and Oliver T. Carr, Jr. relating to sales and certain other dispositions of the Company’s Securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

     (m) Advisory Fee. Pursuant to a letter agreement, dated                       , 2005 (the “Advisory Fee Agreement”), among the Company and the Operating Partnership on the one hand and Wachovia Capital Markets, LLC and Robert W. Baird & Co. Incorporated on the other (the “Advisors”), the Company shall pay to the Advisors the financial advisory fee required under such agreement pursuant to the terms and conditions set forth in such Advisory Fee Agreement.

     (n) Additional Documents. On or prior to the Closing Date and any Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

     6. Indemnification and Contribution.

     (a) Indemnification of the Underwriters. The Company and the Operating Partnership, jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

     (b) Indemnification of the Company and Operating Partnership. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, and the Operating Partnership and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim assets as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the statements set forth in the table following the first paragraph and in the third paragraph in “Underwriting,” in the first and third paragraphs in “Underwriting — Commissions and Discounts,” in the paragraphs in “Underwriting — Stabilization” and in the paragraph in “Underwriting - Electronic Prospectus Delivery.”

     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure or delay to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been actually materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure or delay; and provided, further, that the failure actually to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses reasonably incurred of such counsel related to such proceeding, as such expenses are incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses reasonably incurred shall be paid or reimbursed as such expenses are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Wachovia Capital Markets, LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement, and the Operating Partnership, and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that and Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; unless the Indemnifying Person shall be contesting in good faith (i) the amount of such fees or expenses of counsel of the Indemnified Person or (ii) the Indemnified Person's right to indemnification. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Shares pursuant to this Agreement or (ii) if (but only if) the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the offering of the Shares pursuant to this Agreement and the Advisory Fee Agreement shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Operating Partnership from the sale of the Shares and the total underwriting discounts, commissions and advisory fees received by the Underwriters in connection therewith, in each case as set forth in the table and the footnotes thereto on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Operating Partnership on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

     (e) Limitation on Liability. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts, commissions and advisory fees received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

     (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies, which may otherwise be available to any Indemnified Person at law or in equity.

     7. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     8. Termination. This Agreement may be terminated by the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date: (i) trading generally shall have been suspended or materially limited on or by the NYSE, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

     If the sale to the Underwriters of the Shares as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement.

     9. Defaulting Underwriter.

     (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement, subject to Section 9(b) hereof. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

     (b) If, whether before or after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remains unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed 10% of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

     (c) If, whether before or after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds ten percent (10%) of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above if the aggregate number of Securities to be purchased exceeds 10% then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company and the Operating Partnership will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

     10. Payment of Expenses.

     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Company and the Representatives mutually agree are appropriate and the preparation, printing and distribution of a Blue Sky Survey (including the reasonable fees and expenses of counsel for the Underwriters not to exceed $10,000); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the NYSE.

     (b) If (i) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (ii) the Underwriters decline to purchase the Shares due to the Company’s failure to perform or comply with any covenant or condition to closing within its control under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Operating Partnership and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Operating Partnership or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Operating Partnership or the Underwriters.

     13. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act and the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York, New York.

     14. Miscellaneous.

     (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Wachovia on behalf of the Underwriters, and any such action taken by Wachovia shall be binding upon the Underwriters.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Wachovia Capital Markets, LLC, 7 St. Paul Street, Baltimore, Maryland 21202 (fax: (804) 868-1452); Attention: Jim Taylor. Notices to the Company and the Operating Partnership shall be given to it at 1750 H Street, N.W., Suite 500, Washington, D.C. 20006 (fax: (202) 303-3078; Attention: Oliver T. Carr, III, with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219-4074 (fax: (804) 788-8218); Attention: David C. Wright, Esq.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (d) Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnership hereby consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any Indemnified Party. Each of the Underwriters and the Company and the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

     (e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     (f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Columbia Equity Trust, Inc.

By:
Name:
Title:

Columbia Equity, LP

By:	Columbia Equity Trust, Inc.,
Its General Partner

By:

Name:

Title:

Accepted: June ______, 2005

Wachovia Capital Markets, LLC
For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By: Wachovia Capital Markets, LLC

By:

Name:

Title:

Schedule 1

Number of
Name of Underwriter	Underwritten Shares
Wachovia Capital Markets, LLC
Robert W. Baird & Co. Incorporated
A.G. Edwards & Sons, Inc.
Legg Mason Wood Walker, Incorporated
Raymond James & Associates, Inc.
Ferris, Baker Watts, Incorporated
Wells Fargo Securities, LLC
Total

1